CERTIFICATE OF MERGER

                                     Merging

                               COLLEY CORPORATION
                            (a Delaware corporation)

                                  with and into

                              AZ ACQUISITION CORP.,
                            (a Delaware corporation)


The undersigned corporations DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                       Name                    State of Incorporation
                       ----                    ----------------------
                Colley Corporation                    Delaware
                AZ Acquisition Corp.                  Delaware

         SECOND: That an Agreement and Plan of Merger (the "Plan of Merger") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is AZ Acquisition Corp., a Delaware corporation. As a result of the merger, the name of the surviving corporation will be changed to Colley Corporation.

         FOURTH: The Certificate of Incorporation, as amended hereby, and Bylaws of AZ Acquisition Corp., a Delaware corporation, which is the surviving corporation shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the surviving corporation. As a result of the merger, the following Article of the Certificate of Incorporation of the surviving corporation shall be amended as follows:

                  "FIRST: The name of this corporation is Colley Corporation"

         FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6608 Emerald Drive, Colleyville, Texas 76034.

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         SIXTH:  That a copy of the  Plan of  Merger  will be  furnished  by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


Dated September 30, 2001.

AZ ACQUISITION CORP.,
a Delaware corporation


By:  /s/  Timothy P. Halter
   ---------------------------------------
   Timothy P. Halter, President



Colley Corporation
  a Delaware corporation


By:  /s/  Richard B. Goodner
   ---------------------------------------
   Richard B. Goodner, President